Exhibit 21.1

              Subsidiary Companies of Life Sciences Research, Inc.



Name                                                    Jurisdiction

Huntingdon Life Sciences Ltd.                           England & Wales

Huntingdon Life Sciences Inc.                           Delaware, USA

HIH Capital Ltd.                                        Jersey

HIH Ltd.                                                England & Wales

HRC Ltd.                                                England & Wales

Huntingdon Research Centre Ltd.                         England & Wales

Huntingdon Consulting Engineers Ltd.                    England & Wales

Huntingdon LSR Ltd.                                     England & Wales

Paragon Global Services Ltd.                            England & Wales

Pathfinder Clinical Development Ltd.                    England & Wales

Pathfinder Nominees Ltd.                                England & Wales

Life Sciences Research Ltd.                             England & Wales

Aquatox Ltd.                                            England & Wales

Huntingdon Life Sciences Co., Ltd.                      Japan